SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES SECOND QUARTER 2008 RESULTS:

173% INCREASE IN EARNINGS  FROM CONTINUING OPERATIONS TO A RECORD $83.2 MILLION, OR $2.66 PER DILUTED SHARE; AND

71% INCREASE IN ADJUSTED CASH FLOW* FROM CONTINUING OPERATIONS TO $184.4 MILLION, OR $5.88 PER DILUTED SHARE

HOUSTON, August 7, 2008 – Swift Energy Company (NYSE: SFY) announced today that its income from continuing operations for the second quarter of 2008 increased 173% to a record $83.2 million, or $2.66 per diluted share, compared to $30.5 million, or $1.00 per diluted share of income from continuing operations earned in the second quarter of 2007.  Adjusted cash flow from continuing operations (*cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) for the second quarter of 2008 increased 71% to a record $184.4 million, or $5.88 per diluted share, compared to $107.8 million of adjusted cash flow, or $3.52 per diluted share, for the same period of 2007.

Swift Energy produced 2.69 million barrels of oil equivalent (“MMBoe”) from continuing operations during the second quarter of 2008, which is a 4% increase when compared to second quarter 2007 production of 2.59 MMBoe from continuing operations.

Terry Swift, CEO of Swift Energy, commented, “The high commodity price environment and strong operational results of the second quarter lifted Swift Energy to record revenues, earnings and cash flow from continuing operations.  Activity levels remained high and important work was completed across all of our operating areas.  In our Lake Washington field, we’ve experienced certain operational delays which have impacted our production plans for the remainder of this year.  Due to these challenges, we are lowering our full year 2008 production guidance to a range of 10.8 – 11.2 MMBoe.  Although this is disappointing in the short term, we are confident that the work plans we have initiated will allow us to meet or exceed our strategic production growth targets for 2009.”

Revenues and Expenses

Total revenues from continuing operations for the second quarter of 2008 increased 68% to a record $262.7 million from the $156.4 million from continuing operations generated in the second quarter of 2007, due to higher commodity prices.

Depreciation, depletion and amortization expense (“DD&A”) of $21.26 per barrel of oil equivalent (“Boe”) in the second quarter 2008 increased from $16.94 per Boe of DD&A in the comparable period in 2007 primarily as a result of an increased depletable base and higher production, partially offset by higher reserves during the 2008 period.  Lease operating expenses, before severance and ad valorem taxes, were $10.61 per Boe in the second quarter 2008, an increase of 70% compared to

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$6.25 per Boe in the second quarter of 2007.  The increase in lease operating expenses was predominately due to higher than projected workover expenses and higher field expenses associated with increased activity.  Also, severance and ad valorem taxes were up appreciably to $9.97 per Boe from $6.87 per Boe in the comparable period due to higher realized commodity prices.

General and administrative expenses associated with increased staffing levels rose to $3.82 per Boe during the second quarter 2008 from $3.72 per Boe in the same period in 2007.  Interest expense per Boe increased 8% to $3.06 per Boe in the second quarter 2008 compared to $2.82 per Boe for the same period in 2007 due to increased bank debt and lower capitalized interest.

Production & Pricing

Swift Energy’s second quarter 2008 production from continuing operations of 2.69 MMBoe represents a 4% increase over comparable production from continuing operations in the same period in 2007 and a 5% increase compared to the first quarter of 2008 production from continuing operations. Year-over-year second quarter production benefited from the recent acquisition of three fields in South Texas and increased activity in our Lafayette South (Cote Blanche Island, Horseshoe Bayou, Bayou Sale, Jeanerette, Bayou Penchant) and Lafayette North (Brookeland, Masters Creek, South Bearhead Creek) areas.

The Company realized an aggregate average price of $97.70 per Boe for its continuing operations, an increase of 62% from the $60.37 average price received in the second quarter of 2007.  In the second quarter of 2008, average crude oil prices increased 89% to $125.20 per barrel from $66.20 per barrel realized in the same period in 2007.  For the same periods, average natural gas prices were $10.49 per thousand cubic feet (“Mcf”), an increase of 39% from the $7.56 per Mcf average realized a year earlier.  Prices for natural gas liquids (“NGL”) averaged $67.73 per barrel in the second quarter for a 53% increase over second quarter 2007 NGL prices of $44.22 per barrel.

Operations Update

Swift Energy completed 25 of 27 development wells in the second quarter of 2008 for a 93% success rate.  One non-operated well was completed and no exploration wells were completed during the quarter.

In the Company’s Lake Washington area in South Louisiana, 8 development wells were drilled in the Lake Washington Field in Plaquemines Parish and 1 development well was drilled in the Bay de Chene Field in Jefferson and Lafourche Parishes.  The Company currently has 6 barge rigs contracted in this area, with 4 operating in Lake Washington and 2 operating in Bay de Chene.

At Lake Washington in the second quarter, along with experiencing natural declines, the Company reduced the choke size of several wells in the Newport area to manage reservoir pressure in anticipation of the pressure maintenance program that commenced with the West Side facility start-up early in the second quarter of 2008, as previously announced. Although pressure maintenance was commenced during the quarter, the required water injection volumes have not yet been achieved.  The Company is moving forward with converting some existing wells and drilling additional wells to enable higher water injection volumes to be achieved.  Deeper wells with higher flowing pressures and higher gas-to-oil ratios continue to be drilled at Lake Washington.  The increased pressure from the newer wells coupled with increasing volumes of associated gas, has increased the over-all operating pressure in the field’s bulk gathering lines and production facilities, negatively impacting production rates from the more mature, lower flowing pressure wells.  Additionally, higher volumes of produced water from older more mature wells are being handled with oil production in the field, causing higher artificial lift demand from the mature areas of the field.  As a result, the Company designed and permitted additional gathering lines during the second quarter that are intended to provide additional flexibility to the gathering system.  These new lines will be used to segregate

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newer wells from the older more mature wells, thereby reducing the back pressure of the older wells and maintaining higher production rates from these older wells.  The first additional line is being installed between Newport and the West Side facility and is expected to be operational in the third quarter.  Additional lines have also been designed and will be installed later in the year.  We anticipate that pressure maintenance activities planned for 2008, together with the West Side infrastructure enhancements, will reduce the production constraints experienced in the first half of 2008.

In Bay de Chene, the previously announced increase in export capacity has positioned the Company to increase production in this area during the remainder of 2008.  During the second quarter, the BDC VUB #152 was drilled and completed and is currently producing 350 Boe per day.  The BDC VUB #150 was completed and is producing 1,200 Boe/d.  The BDC #142 was recompleted and is producing 1,000 Boe/d, and the BDC UC #7 was recompleted during the third quarter and is being placed on production.

Swift Energy Company is also in the process of executing a strategic 3-D based South Louisiana exploration program during the second half of 2008. The Company is currently drilling, as operator, one high potential 18,000 foot prospect in the Lake Washington/Bay de Chene area and is also participating, as non-operator in one 16,000 foot prospect that is currently being drilled closer to the High Island area.  Swift’s working interest participation in these prospects is 50% and 25% respectively. The Company also intends to drill two additional high potential prospects in the 3rd and 4th quarters of 2008. One will be a 12,000-15,000 foot test in the Westside area of Lake Washington while the other will be a 15,000 foot test in the Bay de Chene area.  Swift maintains a 100% working interest in both of these prospects. Further, the Company is now carrying out the work necessary to design and plan an 18,000 – 20,000 foot sub-salt test in the Lake Washington area for drilling sometime during the first half of 2009.

In the Lafayette North area, a production enhancement program is underway in the Brookeland field in the counties of Jasper and Newton in Texas, Masters Creek field in the parishes of Vernon and Rapides in Louisiana and South Bearhead Creek field in Beauregard Parish, all designed to allow the Company to grow base production from existing wells.  This program and production from new wells brought online at South Bearhead Creek resulted in a 13% increase in production in this area when compared to first quarter 2008 levels, and a 27% production increase when compared to second quarter 2007 production in this area.

In the Lafayette South area, also in South Louisiana, 1 development well was drilled in the Jeanerette Field.  In Cote Blanche Island, the SL 340 #189, an exploration well drilled in the first quarter was completed and is producing approximately 300 Boe/d with flowing tubing pressure above 1600 psi.

In the South Texas area, the Company completed 5 of 6 development wells drilled in its Cotulla area in La Salle, Dimmit and Webb Counties, Texas and 9 of 10 development wells targeting the Olmos sand in its AWP area in McMullen County, Texas.  The Company will have two rigs in its AWP field and one rig in its Cotulla area during the second half of the year and plans to drill a well in its AWP area to the Edwards formation during the second half of the year.

Update on Discontinued Operations

During the second quarter, Swift Energy Company incurred a $1.3 million or $0.04 per diluted share loss from discontinued operations.  On June 13, 2008, the Company announced the closing of the sale of the majority of Swift Energy New Zealand’s assets for $82.7 million, which was used to pay down existing bank debt.  As previously announced, Swift Energy New Zealand has reached an agreement to sell its remaining permit for $15 million to be received over the next 2 ½ years, which will result in

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a $12.8 million non-cash gain upon closing.  Closing of this transaction is expected to occur within the next few months.

Price Risk Management

Swift Energy has purchased natural gas floors that cover approximately 58% to 61% of its currently expected third quarter 2008 natural gas production at an average NYMEX strike price of $9.28 per MMBtu.  Additionally, natural gas floors have been purchased for the fourth quarter of 2008 covering approximately 41% to 44% of that quarter’s estimated natural gas production.  These fourth quarter floors have an average NYMEX strike price of $9.15 per MMBtu.  The Company has also purchased floors at a $94.84 average NYMEX strike price covering 60% to 63% of its third quarter crude oil production.  Floors covering 38% to 41% of fourth quarter crude oil production have been purchased at an average NYMEX strike price of $98.15. On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, August 7, at 9:00 a.m. CDT to discuss second quarter 2008 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on August 7 until August 14, by dialing 706-645-9291 and using Conference ID # 52522627.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves in the onshore and inland waters of Louisiana and Texas. Over the Company’s 28-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the availability of labor, services, supplies and facility capacity, results of exploratory and development drilling, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT/5

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	Percent Change	2008	2007	Percent Change
Revenues:
Oil & Gas Sales	$263,184	$156,311	68%	$463,157	$286,533	62%
Other	(503)	99	NM %	(1,516)	(44)	NM %
Total Revenue	$262,681	$156,410	68%	$461,641	$286,489	61%

Income From Continuing Operations	$83,245	$30,523	173%	$133,080	$56,968	134%
Basic EPS – Continuing Operations	$2.72	$1.02	167%	$4.37	$1.91	129%
Diluted EPS – Continuing Operations	$2.66	$1.00	166%	$4.27	$1.86	129%
Net Cash Provided By Operating Activities – Continuing Operations	$155,053	$114,808	35%	$294,743	$193,383	52%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$4.95	$3.75	32%	$9.46	$6.33	50%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure) – Continuing Operations	$184,385	$107,817	71%	$320,637	$192,023	67%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$5.88	$3.52	67%	$10.29	$6.28	64%
Weighted Average Shares Outstanding (Diluted)	31,341	30,613	(2)%	31,149	30,554	(2)%

EBITDA(1) (non-GAAP measure)	$196,950	$100,056	97%	$337,430	$190,782	77%

Production (MBoe) – Continuing Operations:	2,694	2,589	4%	5,264	5,123	3%

Realized Price ($/Boe) – Continuing Operations:	$97.70	$60.37	62%	$87.98	$55.93	57%

(1)
See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

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Reconciliation of GAAP (a) to non-GAAP Measures
 (Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2008	June 30, 2007
INCOME TO EBITDA RECONCILIATIONS:

Income from Continuing Operations	$83,245	$30,523	173%
Provision for Income Taxes	47,727	18,034
Interest Expense, Net	8,231	7,296
Depreciation, Depletion & Amortization & ARO (b)	57,747	44,203
EBITDA	$196,950	$100,056	97%
	Six Months Ended
	June 30, 2008	June 30, 2007

Income from Continuing Operations	$133,080	$56,968	134%
Provision for Income Taxes	76,734	33,506
Interest Expense, Net	16,921	14,042
Depreciation, Depletion & Amortization & ARO (b)	110,695	86,266
EBITDA	$337,430	$190,782	77%

	Three Months Ended
	June 30, 2008	June 30, 2007
CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities – Continuing Operations	$155,053	$114,808	35%
Increases and Decreases In:
Accounts Receivable	34,220	(5,176)
Accounts Payable and Accrued Liabilities	(7,443)	(5,730)
Income Taxes Payable	658	90
Accrued Interest	1,897	3,825
Cash Flow Before Working Capital Changes – Continuing Operations	$184,385	$107,817	71%
	Six Months Ended
	June 30, 2008	June 30, 2007

Net Cash Provided by Operating Activities – Continuing Operations	$294,743	$193,383	52%
Increases and Decreases In:
Accounts Receivable	31,948	(5,762)
Accounts Payable and Accrued Liabilities	(6,493)	1,531
Income Taxes Payable	79	974
Accrued Interest	360	1,897
Cash Flow Before Working Capital Changes – Continuing Operations	$320,637	$192,023	67%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2008	As of December 31, 2007

Assets: Current Assets:
Cash and Cash Equivalents	$13,147	$5,623
Other Current Assets	133,096	97,778
Current Assets Held for Sale	564	96,549
Total Current Assets	146,807	199,950

Oil and Gas Properties	3,015,882	2,717,112
Other Fixed Assets	35,169	33,064
Less-Accumulated DD&A	(1,100,632)	(989,981)
	1,950,419	1,760,195
Other Assets	8,516	8,906
	$2,105,742	$1,969,051

Liabilities:
Current Liabilities	$188,471	$202,095
Current Liabilities Associated with Assets Held for Sale	---	8,066
Long-Term Debt	524,200	587,000
Deferred Income Taxes	373,438	302,303
Asset Retirement Obligation	34,607	31,066
Other Long-term Liabilities	2,347	2,467
Stockholders’ Equity	982,679	836,054
	$2,105,742	$1,969,051

Note: Items may not total due to rounding

SWIFT/8

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Six Months Ended
	June 30, 2008	Per Boe	June 30, 2008	Per Boe

Revenues:
Oil & Gas Sales	$263,184	$97.70	$463,157	$87.98
Other Revenue	(503)	(0.18)	(1,516)	(0.28)
	262,681	97.52	461,641	87.70

Costs and Expenses:
General and Administrative, net	10,291	3.82	20,210	3.84
Depreciation, Depletion & Amortization	57,280	21.26	109,774	20.85
Accretion of Asset Retirement Obligation (ARO)	467	0.17	921	0.17
Lease Operating Costs	28,584	10.61	55,009	10.45
Severance & Other Taxes	26,856	9.97	48,992	9.31
Interest Expense, Net	8,231	3.06	16,921	3.21

Total Costs & Expenses	$131,709	$48.90	$251,827	$47.84

Income from Continuing Operations Before Income Taxes	130,972	48.62	209,814	39.86
Provision for Income Taxes	47,727	17.72	76,734	14.58
Income from Continuing Operations	$83,245	$30.90	$133,080	$25.28
Loss from Discontinued Operations, Net of Taxes	(1,326)	NM	(2,800)	NM
Net Income	$81,919	NM	$130,280	NM

Additional Information:
Capital Expenditures	$142,560		$318,962
Capitalized Geological & Geophysical	$7,350		$13,761
Capitalized Interest Expense	$1,960		$3,921
Deferred Income Tax	$45,302		$73,730

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)
	Six Months Ended
	June 30, 2008	June 30, 2007
Cash Flows From Operating Activities:
Net Income	$130,280	$59,098
Plus (Income) Loss From Discontinued Operations, Net of Taxes	2,800	(2,130)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	109,774	85,576
Accretion of Asset Retirement Obligation (ARO)	921	690
Deferred Income Taxes	73,730	33,473
Stock Based Compensation Expense	5,965	5,147
Debt Retirement Cost – Cash and Non-Cash	---	12,765
Other	(2,833)	(2,596)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	(31,948)	5,762
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	6,493	(1,531)
Decrease in Income Taxes Payable	(79)	(974)
Decrease in Accrued Interest	(360)	(1,897)
Cash Provided by Operating Activities – Continuing Operations	294,743	193,383
Cash Provided by Operating Activities – Discontinued Operations	6,690	12,672
Net Cash Provided by Operating Activities	301,433	206,055

Cash Flows From Investing Activities:
Additions to Property and Equipment	(318,962)	(199,373)
Proceeds from the Sale of Property and Equipment	113	215
Net Cash Received as Operator of Partnerships and Joint Ventures	---	485
Cash Used in Investing Activities – Continuing Operations	(318,849)	(198,673)
Cash Provided by (Used) in Investing Activities – Discontinued Operations	80,731	(7,536)
Net Cash Used in Investing Activities	(238,118)	(206,209)

Cash Flows From Financing Activities:
Proceeds From Long-Term Debt	---	250,000
Payments of Long-Term Debt	---	(200,000)
Net Payments of Bank Borrowings	(62,800)	(31,400)
Net Proceeds From Issuance of Common Stock	7,313	2,244
Excess Tax Benefits From Stock-Based Awards	1,083	---
Purchase of Treasury Shares	(1,387)	(955)
Payments of Debt Retirement Costs	---	(9,376)
Payments of Debt Issuance Costs	---	(4,201)
Cash Provided by (Used) in Financing Activities – Continuing Operations	(55,791)	6,312
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by Financing Activities	(55,791)	6,312
Net Increase in Cash and Cash Equivalents	7,524	6,158
Cash and Cash Equivalents at the Beginning of the Period	5,623	1,058
Cash and Cash Equivalents at the End of the Period	$13,147	$7,216

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION(1)
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	June. 31, 2008	Mar. 31, 2008	Percent Change	June 30, 2007	Percent Change

Domestic Production :
Oil & Natural Gas Equivalent (MBoe)	2,694	2,570	5%	2,589	4%
Natural Gas (Bcf)	5.53	5.01	10%	3.50	58%
Crude Oil (MBbl)	1,482	1,420	4%	1,872	(21)%
NGL (MBbl)	290	316	(8)%	134	116%

Domestic Average Prices:
Combined Oil & Natural Gas ($/Boe)	$97.70	$77.80	26%	$60.37	62%
Natural Gas ($/Mcf)	$10.49	$7.97	32%	$7.56	39%
Crude Oil ($/Bbl)	$125.20	$99.43	26%	$66.20	89%
NGL ($/Bbl)	$67.73	$59.80	13%	$44.22	53%

(1)	Does not include production and pricing information for our New Zealand activities, which have been included in discontinued operations in our financial statements.

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SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2008
GUIDANCE ESTIMATES

	Actual For Second Quarter 2008		Guidance For Third Quarter 2008			Guidance For Full Year 2008

Production Volumes (MMBoe)		2.69	2.66	-	2.81	10.80	-	11.20

Production Mix:
Natural Gas (Bcf)		5.53	5.6	-	5.9	22.8	-	23.6
Crude Oil (MMBbl)		1.48	1.42	-	1.51	5.76	-	5.97
Natural Gas Liquids (MMBbl)		0.29	0.30	-	0.32	1.24	-	1.28
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)		$(0.44)	($0.60)	-	($1.00)	($0.50)	-	($1.25)
Crude Oil (per Bbl)
NYMEX differential (Note 3)		$1.40	($1.25)	-	($2.25)	($1.00)	-	($3.00)
NGL (per Bbl)
Percent of NYMEX Crude		55%	50%	-	65%	50%	-	65%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)		$10.61	$9.15	-	$10.00	$9.70	-	$10.20
Severance & Ad Valorem Taxes (as % of Revenue dollars)		10.2%	10.7%	-	11.0%	10.5%	-	10.6%
Other Costs:
G&A per Boe		$3.82	$3.90	-	$4.25	$3.75	-	$4.00
Interest Expense per Boe		$3.06	$2.50	-	$2.70	$2.75	-	$2.90
DD&A per Boe		$21.26	$21.00	-	$21.95	$21.00	-	$21.75
Supplemental Information:
Capital Expenditures
Operations		$133,249	$135,000	-	$150,000	$493,500	-	$544,500
Acquisition/Dispositions, net	$	---	$0	-	($1,000)	($5,000)	-	($10,000)
Capitalized G&G (Note 4)		$7,350	$7,100	-	$7,500	$28,000	-	$30,500
Capitalized Interest		$1,960	$2,000	-	$2,300	$8,500	-	$10,000
Total Capital Expenditures		$142,560	$144,100	-	$158,800	$525,000	-	$575,000

Basic Weighted Average Shares		30,608	30,700	-	31,000	30,400	-	30,900
Diluted Computation:
Weighted Average Shares		31,341	31,400	-	32,500	30,900	-	32,000

Effective Tax Rate (Note 5)		36.4%	36.0%	-	37.0%	36.0%	-	37.0%
Deferred Tax Percentage		96.0%	85%	-	95%	80%	-	90%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 5:	Effective Tax rate guidance is based off of NYMEX strip pricing

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.